UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 17, 2008

BASELINE OIL & GAS CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51888	30-0226902
State of Incorporation	Commission File Number	IRS Employer I.D. Number

411 North Sam Houston Parkway East, Suite 300, Houston, Texas 77060

Address of principal executive offices

Registrant’s telephone number: (281) 591-6100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant

Change in Control

On July 17, 2008, Baseline Oil & Gas Corp. (the “Company”, “we” or “us”) issued to Third Point Partners Qualified L.P. and Third Point Partners L.P. (collectively, the “Purchasers”) an aggregate of 62,018,850 shares of our common stock (the “Conversion Shares”). The Conversion Shares were issued to the Purchasers pursuant to their joint notice, as modified on July 21, 2008, to convert $44,650,000 aggregate principal amount of our 14% Senior Subordinated Convertible Notes due 2013 (the “Convertible Notes”) then held by them (the “Change of Control Transaction”).

Giving effect to the Change of Control Transaction, and excluding any additional shares that may be issued, at our election within 30 days after conversion, under the related conversion make-whole premium, the Purchasers received approximately 64.3% of the issued and outstanding shares of our common stock, resulting in a change in the controlling interest of our Company.

As reported in the Schedule 13D, as amended, initially filed with the Commission on July 18, 2008 by the Purchasers jointly with others in connection with its purchase of the Convertible Notes (the “Schedule 13D Report”), Third Point LLC, a Delaware limited liability company (the “Management Company”), is the investment manager or adviser to the Purchasers and other various funds and managed accounts (together with the Purchasers, such funds and accounts collectively referred to as the “Funds”) and Daniel S. Loeb, an individual, is the Chief Executive Officer and managing member of the Management Company and controls the Management Company’s business activities. Mr. Loeb is also the controlling member of Third Point Advisors LLC, the sole general partner of the Purchasers.

Based on the foregoing, in addition to the Conversion Shares the Purchasers, together with the other Funds under common control by the Management Company (collectively, the “Control Group”), are deemed to beneficially own at July 21, 2008 a total of (i) 486,100 additional shares of and (ii) $4.5 million aggregate principal amount of the Convertible Notes (the “Fund Notes”), presently convertible into 6,250,500 additional shares of common stock, based upon an initial conversion price of $0.72 per share and excluding any additional shares that may be issued, at the Company’s election within 30 days after conversion, under the related conversion make-whole premium. Giving effect to these additional shares held by the Funds and the conversion of the Fund Notes, following the Change of Control Transaction the Control Group is deemed to beneficially own an aggregate of 68,755,450 shares of common stock, representing approximately 66.9% of our outstanding shares of common stock at July 21, 2008.

As reported in the Schedule 13D Report, the Control Group acquired the Convertible Notes overlying the Conversion Shares, together with the additional shares of common stock and the Fund Notes, in privately-negotiated transactions during the period from July 7, 2008 to July 16, 2008 using an aggregate of $49,329,805 of their own investment capital. Of this amount, $49,137,904 is attributable to the Purchasers.

As further reported in the Schedule 13D Report, subsequent to the filing of the Schedule 13D Report representatives of the Management Company contacted our Chairman and Chief Executive Officer, another member of our board of directors and counsel to our Company regarding their desire to designate a majority of our board of directors (the “Board”).

The foregoing summary of information contained in the Schedule 13D Report filed with the Commission on July 18, 2008 by the Purchasers jointly with others is qualified in its entirety by reference thereto. A copy of the Schedule 13D Report is available to read and copy at the Commission’s public reference room at 100 F Street N.E., Washington, D.C. 20549, as well as by retrieval from the Commission’s EDGAR system on the Commission’s website at www.sec.gov.

Securities Ownership Of Certain Beneficial Owners And Management

The following table sets forth information regarding beneficial ownership of the common stock of our Company at July 21, 2008, after giving effect to the Change of Control Transaction, by: (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock; (ii) each of our directors and executive officers; and (iii) all officers and directors of the Company as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) based upon information furnished by the persons listed or contained in filings made by them with the Commission.

Name and Address Of Beneficial Owner (1)	Shares Beneficially Owned (2)(3)		Percentage of Class
Thomas R. Kaetzer, President, Chief Executive Officer and Director	4,338,332	(4)(5)(6)	4.5%
Patrick H. McGarey, Chief Financial Officer	1,500,000	(7)	1.6%
Randal B. McDonald, Jr. Controller	33,333	(8)	*
Third Point LLC (9) (10)	68,755,450	(11)(12)(13)(14)	66.9%
Third Point Partners L.P. (9) (10)	27,588,904	(13)(14)	28.6%
Third Point Partners Qualified L.P. (9) (10)	40,770,546	(13)(14)	42.3%
Daniel S. Loeb (9) (10)	68,755,450	(11)(13)(14)(15)	66.9%
Alan Gaines (16)	7,664,250	(17)	7.8%
Whitebox Advisors, LLC(18)(19)	7,180,400	(20)(21)	7.5%
Barrie Damson(22)	6,849,250	(17)	7.0%
Executive Officers and Directors as a Group (consists of 6 persons)	5,871,663	(4)(5)(7)(8)	6.0%

(*)	less than 1%

(1)	Unless otherwise indicated, the address of each beneficial owner reported above is c/o Baseline Oil & Gas Corp., 411 North Sam Houston Parkway East, Suite 300, Houston, Texas 77060.

(2)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from July 17, 2008 upon the exercise of warrants or options. Each beneficial owner’s percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from July 17, 2008 have been exercised.

(3)	At July 21, 2008, a total of 96,481,132 shares of our common stock were issued and outstanding, after giving effect to the Change in Control Transaction reported in this Current Report under this Item 5.01

(4)	Includes options to purchase (i) up to 1,000,000 shares of our common stock at an exercise price of $0.50 per share, of which 666,666 underlying shares are currently vested, (ii) up to 500,000 shares of our common stock at an exercise price of $0.60 per share, of which 333,333 shares are currently vested, and (iii) up to 500,000 shares of our common stock at an exercise price of $1.00 per share, of which 333,333 shares are currently vested. Each option is subject to a vesting schedule, as follows: (i) up to one-third of the underlying common stock exercisable at any time from and after December 20, 2006, (ii) up to an additional one-third of the underlying common stock exercisable at any time from and after December 20, 2007, and (iii) up to the remaining one-third of the underlying common stock exercisable at any time from and after December 20, 2008; provided, that Mr. Kaetzer’s employment has not been terminated by us for cause or by Mr. Kaetzer without good reason.

(5)	Includes options granted June 19, 2008 currently exercisable to purchase up to 3,000,000 shares of our common stock at an exercise price of $0.40 per share

(6)	Includes 5,000 shares of our common stock held for the benefit of children of Mr. Kaetzer, which Mr. Kaetzer has discretionary authority to vote and accordingly may be deemed to be the beneficial owner thereof. Mr. Kaetzer expressly disclaims any such beneficial ownership of these shares.

(7)	Refers to options currently exercisable to purchase (i) up to 500,000 shares of our common stock at an exercise price of $0.55 per share, (ii) up to 500,000 shares of our common stock at an exercise price of $0.825 per share, and (iii) up to 500,000 shares of our common stock at an exercise price of $1.10 per share. Notwithstanding an initial 3-year vesting schedule, all of the options vested in full upon the Change in Control Transaction under the terms of the option grants.

(8)	Includes options granted April 22, 2008 exercisable to purchase up to 100,000 shares of our common stock at an exercise price of $0.50 per share, , of which 33,333 underlying shares are currently vested. The option vests as to 1/3rd of such underlying shares on each of April 22, 2008, 2009 and 2010. Excludes option granted August 3, 2007 to purchase up to 50,000 shares of our common stock at an exercise price of $0.55 per share, which option vests as to 1/3rd of such underlying shares on each of August 3, 2008, 2009 and 2010.

(9)	Beneficial owner’s address is 390 Park Avenue, 18th floor, New York, New York 10022.

(10)	Based on the relationships described in notes 13 and 16 below, the entities named therein may also be deemed to constitute a “group” within the meaning of Rule 13d-5(b)(1) under the Exchange Act; however, this statement shall not be construed as an admission that Management Company, Partners, Qualified Partners and Mr. Loeb are a group, or have agreed to act as a group.

(11)	Includes 6,250,500 shares of our common stock issuable upon conversion of the Fund Notes, in the aggregate principal amount of $4.5 million.

(12)	Based upon the Schedule 13D, as amended through July 21, 2008, initially filed with the Commission on July 18, 2008 by Third Point LLC (the “Management Company”), Third Point Partners L.P. (“Partners”), Third Point Partners Qualified L.P. (“Qualified Partners”) and Daniel S. Loeb, as joint filers (the “Schedule 13D Report”), the Management Company acts as investment manager or adviser to each of Third Point Partners L.P. (“Partners”) and Third Point Partners Qualified L.P. (“Qualified Partners”) and, based on such relationship, is deemed to possess indirect beneficial ownership of the 62,504,950 shares of our common stock held by Partners, Qualified Partners and other investment advisory clients of the Management Company. The Management Company may also be deemed to possess indirect beneficial ownership of the shares of our common stock issuable upon the conversion of the Fund Notes.

(13)	Each of the Management Company, Partners, Qualified Partners and Mr. Loeb each disclaim indirect beneficial ownership of the shares of our common stock, except to the extent of their pecuniary interest in such shares.

(14)	Does not include additional shares of our common stock that may be issued, at our election within 30 days of the conversion, to holders of the Convertible Notes converted on July 17, 2008 under the conversion make-whole premium with respect to interest accruing and payable under the Convertible Notes, at an initial interest rate of 14% per annum, for the period from April 1, 2008 through October 1, 2010.

(15)	Based upon the Schedule 13D Report, Daniel S. Loeb is the Chief Executive Officer and managing member of the Management Company and controls its business activities. Mr. Loeb is also the controlling member of Third Point Advisors LLC, the sole general partner of the Purchasers. As a result of the foregoing relationships, Mr. Loeb is deemed to possess indirect beneficial ownership of the 62,504,950 shares of our common stock held by Partners, Qualified Partners and other investment advisory clients of the Management Company. Mr. Loeb may also be deemed to possess indirect beneficial ownership of the shares of our common stock issuable upon the conversion of the Fund Notes.

(16)	Beneficial owner’s address is c/o Thompson & Knight LLP, 919 Third Avenue, 39th Floor, New York, NY 10022.

(17)	Includes options currently exercisable to purchase up to 1,730,000 shares of our common stock at an exercise price of $0.05 per share.

(18)	Beneficial owners’ address is c/o Whitebox Advisors, LLC, 3033 Excelsior Boulevard, Suite 300, Minneapolis, MN 55416

(19)	Based on the relationships described in note 21 below, the entities identified therein may also be deemed to constitute a “group” within the meaning of Rule 13d-5(b)(1) under the Exchange Act; however, this statement shall not be construed as an admission that Whitebox, WHHYA, WHHYP, WHHYFLP and WHHYFLTD are a group, or have agreed to act as a group.

(20)

Based upon the Schedule 13G jointly filed with the Commission on February 14, 2008 by each of Whitebox Advisors, LLC (“Whitebox”), Whitebox Hedge High Yield Advisors, LLC (“WHHYA”), Whitebox Hedge High Yield Partners, LP

(“WHHYP”), Whitebox Hedge High Yield Fund, LP (“WHHYFLP”) and Whitebox Hedged High Yield Fund, LP (“WHHYFLTD”), (i) Whitebox, acting as investment adviser to its client, is deemed to beneficially own 7,180,400 shares of our common stock and (ii) WHHYA, acting as investment adviser to its clients, beneficially owns 6,038,717 shares of our common stock. As further reported in the Schedule 13G, (x) WHHYP is deemed to beneficially own 6,038,717 shares of our common stock as a result of its indirect ownership of the Convertible Notes and the underlying shares of common stock; (y) WHHYFLP is deemed to beneficially own 6,038,717 shares of our common stock as a result of its indirect ownership of the Convertible Notes and (z) WHHYFLTD is deemed to beneficially own 6,038,717 shares of our common stock as a result of its indirect ownership of the Convertible Notes and the underlying shares of common stock. As a result of the foregoing relationships, each of Whitebox, WHHYA, WHHYFLP and WHHYFLTD may be deemed to possess indirect beneficial ownership of the shares of our common stock held by WHYYP and other investment advisory clients, as well as the shares of our common stock issuable upon the conversion of the Convertible Notes held by WHYYP and other investment advisory clients. Whitebox, WHHYA, WHHYFLP and WHHYFLTD each disclaim indirect beneficial ownership of the shares of our common stock, except to the extent of their pecuniary interest in such shares.

(21)	Does not include additional shares of our common stock issuable upon conversion of additional principal amount of the Convertible Notes issued, at our election, to holders of record of the Convertible Notes on March 15, 2008, as “payment in kind” with respect to interest accruing and payable under the Convertible Notes, at an initial interest rate of 14% per annum, for the period from October 1, 2007 through March 31, 2008

(22)	Beneficial owner’s address is c/o 37 Franklin Street Westport, CT 06880

Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by the owners, have sole investment and voting power over the shares listed opposite their names.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Directors

On July 18, 2008, each of Alan Gaines and Richard D’Abo resigned as members of our Board.

Related Transactions and Relationships

As previously disclosed on our Current Report on Form 8-K filed with the Commission on January 29, 2007, on January 26, 2007 then Chairman and Chief Executive Officer Barrie Damson and then director Alan Gaines each made a loan of $50,000 to us to be used for our short-term working capital needs and evidenced by promissory notes. The notes accrued interest at an annual rate of six percent (6%) and matured, as extended by amendment dated April 10, 2007, on the earlier to occur of (i) the date on which we close an equity offering in which we obtain gross proceeds in excess of three million dollars ($3,000,000) and (ii) October 13, 2010. On October 1, 2007, we repaid the outstanding principal amount of $50,000 plus aggregate accrued interest in the amount of $2,252. Such amounts were repaid from the net proceeds realized by our October 1, 2007 placement to institutional investors of the Convertible Notes and our 12.5% Senior Secured Notes due 2012.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation

Our issuance of the Conversion Shares disclosed elsewhere in this Current Report under Item 5.01 represented in excess of 20% of our outstanding voting securities, after giving effect to such issuance, and constituted a “Change of Control” under the Credit Agreement, dated as of October 1, 2007, among us, Wells Fargo Foothill, Inc. and lenders named therein (the “Credit Agreement”). A Change of Control, in turn, constitutes an Event of Default under the Credit Agreement entitling the lenders, at their election, among other actions (i) to declare any of our monetary obligations immediately due and payable, (ii) to cease advancing money or extending credit to us, and/or (iii) to terminate the Credit Agreement. To date, there has been no election or demand made by the lenders with respect to any of their remedies or rights available under the Credit Agreement.

In accordance with the Credit Agreement, we have timely given notice to Wells Fargo Foothill, Inc., as Administrative Agent, of the Change of Control occasioned by the conversion of the Convertible Notes and requested that a waiver be granted with respect to any such default. We are currently in discussions with the Administrative Agent regarding the granting of such waiver. Other than advances associated with current hedging activities, we have no borrowings currently outstanding under the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2008	Baseline Oil & Gas Corp.

	By:	/s/ Patrick H. McGarey
		Name:	Patrick H. McGarey
		Title:	Chief Financial Officer